April 29, 2009

As counsel for Wanger Advisors Trust (the “Registrant”), Bell, Boyd & Lloyd LLC issued an opinion (the “First Opinion”) for the Registrant’s series designated Wanger USA (formerly designated Wanger U.S. Smaller Companies and Wanger U.S. Small Cap) and Wanger International (formerly designated Wanger International Small Cap) dated April 27, 1998, filed with the Registrant’s registration statement on Form N-1A on April 29, 1998 (Securities Act file No. 33-83548), and an opinion (together with the First Opinion, the “Opinions”) for the Registrant’s series designated Wanger Select (formerly designated Wanger Twenty) and Wanger International Select (formerly designated Wanger Foreign Forty) dated September 30, 1998, filed with the Registrant’s registration statement on Form N-1A on September 30, 1998 (Securities Act file No. 33-83548). Effective on March 1, 2009, Bell, Boyd & Lloyd LLP combined its practice with that of K&L Gates LLP; accordingly, this consent is submitted by K&L Gates LLP. We hereby consent to the incorporation by reference of the Opinions as part of Post-Effective Amendment No. 24 to the registration statement.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ K&L Gates LLP